                                                                  Exhibit (a)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------            ----------------------------------------------------
                        Give the SOCIAL                                        Give the EMPLOYER
For this type of        SECURITY                   For this type of account:   IDENTIFICATION
account:                number of--                                            number of--
----------------------------------------------     --------------------------------------------------
1. An individual's      The individual              9. A valid trust, estate   The legal entity (Do
 account                                             or pension trust          not furnish the
2. Two or more          The actual owner of                                    identifying number
 individuals (joint     the account or, if                                     of the personal
 account)               combined funds, any                                    representative or
                        one of the individuals                                 trustee unless the
                        (1)                                                    legal entity itself is
3. Husband and wife     The actual owner of                                    not designated in the
 (joint account)        the account or, if                                     account title.) (5)
                        joint                      10. Corporate account       The corporation
                        funds, either person       11. Religious, charitable   The organization
                        (1)                          or educational
4. Custodian account    The minor (2)                organization account
 of                                                12. Partnership account     The partnership
 a minor (Uniform Gift                             13. Association, club or    The organization
 to Minors Act)                                      other tax-exempt
5. Adult and minor      The adult or, if the         organization
 (joint account)        minor is the only          14. A broker or registered  The broker or nominee
                        contributor, the minor       nominee
                        (1)                        15. Account with the        The public entity
6. Account in the name  The ward, minor or           Department of
 of guardian or         incompetent person           Agriculture in the
 committee for a        (3)                          name of a public
 designated ward,                                    entity (such as a
 minor or incompetent                                State or local
 person                                              governmental school
7. a. The usual         The grantor-trustee          district or prison) that
 revocable savings      (1)                          receives agricultural
 trust account                                       program payments
 (grantor
 is also trustee)
   b. So-called trust   The actual owner (1)
 account athat is not
 a
 legal or valid trust
 under state law
8. Sole proprietorship  The owner (4)
 account

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(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's Social Security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's Social Security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                    Page 2
Obtaining a Number
If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:
  . A corporation.
  . A financial institution.
  . An organization exempt from tax under section 501(a) of the Internal
    Revenue Code of 1986, as amended (the Code), or an individual retirement plan.
  . The United States or any agency or instrumentality thereof.
  . A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
  . A foreign government, a political subdivision of a foreign government or any agency or instrumentality thereof.
  . An international organization or any agency or instrumentality thereof.
  . A registered dealer in securities or commodities registered in the United
    States or a possession of the United States.
  . A real estate investment trust.
  . A common trust fund operated by a bank under section 584(a) of the Code. . An exempt charitable remainder trust or a nonexempt trust described in section 4947(a)(1) of the Code.
  . An entity registered at all times under the Investment Company Act of
    1940, as amended.
  . A foreign central bank of issue.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  . Payments to nonresident aliens subject to withholding under section 1441 of the Code.
  . Payments to partnerships not engaged in a trade or business in the United
    States and which have at least one nonresident partner.
  . Payments of patronage dividends where the amount received is not paid in money.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.
Payments of interest not generally subject to backup withholding include the following:
  . Payments of interest on obligations issued by individuals.
Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  . Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).
  . Payments described in section 6049(b)(5) of the Code to non-resident aliens.
  . Payments on tax-free covenant bonds under section 1451 of the Code.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE MUST STILL COMPLETE THE SUBSTITUTE FORM W-9 ENCLOSED HEREWITH TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE SUBSTITUTE FORM W-9 WITH THE PAYER, REMEMBERING TO CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER ON PART III OF THE FORM, WRITE EXEMPT ON THE FACE OF THE FORM AND SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.
Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and their regulations.
Privacy Act Notice.--Section 6109 requires most recipients of dividends interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.